Exhibit 24

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

We consent to the use of our report dated February 9, 2001, in the Transition Report on Form 10-KSB of ANTS software inc. (the "Company") and we consent to the incorporation of our report dated February 9, 2001 into the Company's previously filed Registration Statement on Form S-8.

Date: March 20, 2001


                                        /s/ Farber & Hass, LLP

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                                        Farber & Hass, LLP